Exhibit U
Lock-Up Agreement

April 4, 2025

Crescent Energy Company
600 Travis Street, Suite 7200
Houston, Texas 77002

Ladies and Gentlemen:

The undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, lend or otherwise dispose of, directly or indirectly, any shares of Class A common stock, par value $0.0001 per share (the “Securities”), of Crescent Energy Company, a Delaware corporation (the “Company”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge, loan or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Company.  In addition, the undersigned agrees that, without the prior written consent of the Company, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities.  Notwithstanding the foregoing, nothing shall prohibit the filing of a demand registration statement by the Company pursuant to the demand rights under the Registration Rights Agreement, dated December 7, 2021, by and between the Company and the signatories thereto; provided that no Securities shall be sold or transferred during the Lock-Up Period.

The Lock-Up Period will commence on the date hereof and continue and include the date that is 180 days after the date hereof.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.  These restrictions shall not apply to (a) any transactions relating to Securities acquired in the open market after the date hereof; provided that, with respect to any sale or other disposition of such Securities, no filing under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than on Form 5) or other public announcement shall be required or shall be voluntarily made by any party in connection with subsequent sales of such Securities acquired in such open market transactions during the Lock-Up Period, (b) any exercise of options or vesting, settlement or exercise of any other equity-based award, in each case, granted pursuant to the Company’s equity incentive plans (including the Crescent Energy Company 2021 Equity Incentive Plan and Crescent Energy Company 2021 Manager Incentive Plan) or any other plan or agreement in effect as of the date hereof, and any transactions relating to the net withholding or net exercise of equity-based awards or Securities by the Company for the payment of taxes or the exercise price due upon such exercise, settlement or vesting; provided that any Securities received upon such exercise, settlement or vesting will also be subject to this Lock-Up Agreement; provided, further, that with respect to clause (b) if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of the Securities in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer, (c) transfers as a bona fide gift or gifts, (d) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (e) transfers by testate or intestate succession, (f) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency, (g) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (I) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (II) as part of a distribution to members or shareholders of the undersigned; provided that in each transfer pursuant to the foregoing clauses (c)-(g), the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5); provided further that, with respect to clause (g), if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of the Securities in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer, (h) (I) the establishment of any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act or (II) sales pursuant to any Rule 10b5-1 Plan currently in effect on the date hereof; provided, however, that with respect to clause (I), no sales or transfers of Securities shall be made pursuant to such a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); and provided further, that with respect to clauses (I) and (II), no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan and, with respect to clause (I), no party is required to publicly announce, file, or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the Securities and Exchange Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan, (i) a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Securities and approved by the board of directors of the Company, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of total voting power of the voting stock of the Company or the surviving entity (a “Change of Control Transaction”); provided that in the event that the Change of Control Transaction is not completed, the undersigned’s shares shall remain subject to the provisions of this Lock-Up Agreement, or (j) the pledge, hypothecation or other granting of a security interest in shares of the Securities or securities convertible into or exchangeable for the Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit; provided that the undersigned shall provide the Company with prior written notice informing it of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest; and provided further that no transfer upon foreclosure upon such Securities to such lending institution shall be made during the Lock-Up Period. A transfer of Securities to a family member or trust may be made; provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).  For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

INDEPENDENCE ENERGY AGGREGATOR L.P.

By: Independence Energy Aggregator GP LLC, its general partner

By: /s/ Todd Falk

Name: Todd Falk, Vice President, Finance

Address: 600 Travis Street, Suite 7200, Houston, Texas 77002